Exhibit 99.1

Cash America First Quarter Results above Expectations

FORT WORTH, Texas--(BUSINESS WIRE)--April 9, 2009--Cash America International, Inc. (NYSE: CSH) announced today that it expects its earnings for the first quarter ended March 31, 2009, to significantly exceed its previously released guidance for the quarter. The primary contributors to the higher-than-anticipated earnings for the quarter were better than expected performance from the Company’s pawn lending operations, both in the United States and Mexico, and lower loan losses associated with the cash advance product. In addition, the Company experienced greater than expected cash advance fee revenue in the quarter from its online cash advance offerings in some of the states that had announced adverse changes in legislation and/or regulations in 2008 but have not been implemented thus far in 2009 as previously expected. Some of these changes remain pending which could reduce cash advance revenue in these states in future periods. Management currently anticipates earnings per share for the first quarter of 2009 to be between 76 and 78 cents per share compared to its previous expectations of between 61 and 65 cents per share. This compares to 86 cents per share for the same quarter in the prior year of 2008.

At this time, the Company is not revising its full year guidance for fiscal 2009 of between $3.10 and $3.30 per share, pending the completion of details for the first quarter and further analysis associated with its expected results for the second quarter of fiscal 2009. Management discussed in its January 2009 release of earnings that tax stimulus checks issued to many of its customers in the second quarter of 2008 boosted results in that quarter. Currently, tax stimulus checks are not expected to be repeated in the second quarter of 2009 and due to this change in circumstances combined with the potential absence of certain profitable cash advance markets, management expects the second quarter of 2009 to contribute lower year-over-year earnings.

The Company has scheduled a conference call on April 23, 2009, at 7:45 AM CDT to provide details of the first quarter 2009 results and management’s views of expectations for the remainder of the year.

Cash America International, Inc. is a provider of specialty financial services to individuals in the United States with 994 total locations as of December 31, 2008. Cash America is the largest provider of secured non-recourse loans to individuals, commonly referred to as pawn loans, through 613 total pawn locations, comprised of 501 in 22 states under the brand names Cash America Pawn and SuperPawn. In addition, Cash America is the majority owner of 112 pawn lending locations in Mexico that operate under the name of Prenda Fácil. The Company also offers short-term cash advances in many of its locations including 248 locations that offer this service under the brand names Cash America Payday Advance and Cashland. Short-term cash advances are also offered over the Internet to customers in 32 states in the United States and in the United Kingdom at http://www.cashnetusa.com and http://www.quickquid.co.uk, respectively. In addition, check cashing services are provided through its 133 franchised and Company-owned “Mr. Payroll” check cashing centers.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.cashnetusa.com
http://www.cashlandloans.com	http://www.quickquid.co.uk
http://www.strikegoldnow.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition and prospects of Cash America International, Inc. and its subsidiaries (the “Company”). The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in consumer credit, tax and other laws and governmental rules and regulations applicable to the Company’s business, changes in demand for the Company’s services, the actions of third parties who offer products and services at the Company’s locations, fluctuations in the price of gold, changes in competition, the ability of the Company to open new operating units in accordance with its plans, economic conditions, real estate market fluctuations, interest rate fluctuations, changes in foreign currency exchange rates, changes in the capital markets, the ability to successfully integrate newly acquired businesses into the Company’s operations and other risks indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “plans,” “expects,” “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100